October 23, 2015

TO:	Members of the Federal Home Loan Bank of Boston

SUBJECT:	Independent Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of two independent directors, each for a term beginning January 1, 2016. The directors elected are indicated below.

DISTRICT ONE – NEW ENGLAND

Number of Members Voting in Election (Total Ballots Received)	248
Total Number of Eligible Votes per Position (Potential)	8,510,678
FHFA 20% Threshold Requirement	1,702,136

VOTES RECEIVED
*Eric Chatman	4,601,883
Former state housing finance authority executive and commercial and investment banker; qualifications in financial management, organizational management, derivatives, capital markets/treasury and affordable housing.

*Emil J. Ragones	4,689,493
Former audit partner at Ernst & Young and current adjunct professor at
Boston College Carroll School of Management; qualifications in auditing, accounting, and information technology.

We extend a special note of thanks to all our members who participated in this year’s election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel and Corporate Secretary

*Mr. Chatman and Mr. Ragones were elected to four year terms expiring December 31, 2019.